AVERY DENNISON ANNOUNCES

SECOND QUARTER 2011 RESULTS

PASADENA, Calif., July 26, 2011 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited second quarter 2011 results. All non-GAAP financial measures are reconciled to GAAP in the attached tables.

Second Quarter Financial Summary — Preliminary

(in millions, except per share amounts)

	2Q	2Q	% Change vs. P/Y
	2011	2010	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$984.5	$923.9	7%	0%
Retail Branding and Information Solutions	396.4	411.9	-4%	-6%
Office and Consumer Products	204.1	208.9	-2%	-5%
Other specialty converting businesses	140.7	135.4	4%	0%

Total net sales	$1,725.7	$1,680.1	3%	-2%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	2Q	2Q	% Change	% of Sales		2Q	2Q	% Change	% of Sales
	2011	2010	Fav(Unf)	2011	2010	2011	2010	Fav(Unf)	2011	2010
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$89.2	$87.5		9.1%	9.5%	$93.0	$89.0		9.4%	9.6%
Retail Branding and Information Solutions	26.9	35.6		6.8%	8.6%	29.2	36.2		7.4%	8.8%
Office and Consumer Products	21.6	31.5		10.6%	15.1%	22.2	33.3		10.9%	15.9%
Other specialty converting businesses	5.0	4.2		3.6%	3.1%	5.6	4.2		4.0%	3.1%
Corporate expense	(14.2)	(11.9)				(9.1)	(11.2)

Total operating income before interest and taxes	$128.5	$146.9	-13%	7.4%	8.7%	$140.9	$151.5	-7%	8.2%	9.0%
Interest expense	17.7	21.1				17.7	21.1
Income from operations before taxes	$110.8	$125.8	-12%	6.4%	7.5%	$123.2	$130.4	-6%	7.1%	7.8%
Provision for income taxes	$37.5	$42.0				$39.7	$30.5
Net income	$73.3	$83.8	-13%	4.2%	5.0%	$83.5	$99.9	-16%	4.8%	5.9%
Net income per common share, assuming dilution	$0.69	$0.78	-12%			$0.78	$0.94	-17%

				2011		2010
YTD Free Cash Flow (c)				($165.1)		$105.7

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation.

(b)	Excludes restructuring costs and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

(c)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).

    “During the second quarter, our two largest segments, Pressure-sensitive Materials and Retail Branding and Information Solutions, experienced a rapid decrease in unit volumes that drove results below expectations,” said Dean Scarborough, Avery Dennison chairman, president and CEO. “We are taking action to reduce costs and increase productivity through this slowdown, and we expect to regain momentum when market conditions improve. We remain focused on maintaining a strong balance sheet and increasing return of cash to shareholders.”

    For more details on the Company’s results, see the Company’s supplemental presentation materials, “Second Quarter 2011 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.

Second Quarter 2011 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation. All references to operating margin exclude the impact of restructuring costs and other items.

Pressure-sensitive Materials (PSM)

¡	Label and Packaging Materials sales were essentially unchanged versus prior year as volume declines were offset by pricing actions. Sales grew at a mid single-digit rate in Graphics and Reflective Solutions.

¡	Operating margin decreased slightly compared to prior year as the impact of lower volume was mostly offset by the benefit of productivity initiatives and lower employee-related costs. The price and inflation gap was narrowed compared to the first quarter.

Retail Branding and Information Solutions (RBIS)

¡	Sales declined due to lower demand from retailers and brands in the U.S. and Europe reflecting caution about consumer spending in the back-to-school and holiday seasons following retail price increases.

¡	Operating margin declined due to lower volume, partially offset by lower employee-related costs and the benefit of productivity initiatives.

Office and Consumer Products (OCP)

¡	The decline in sales reflected weak end market demand.

¡	Operating margin declined due primarily to the effects of lower volume and raw material inflation, partially offset by the benefit of productivity initiatives.

Other specialty converting businesses

¡	Sales were essentially unchanged versus prior year.

¡	Operating margin improved as the impact of pricing and favorable product mix more than offset the negative impact of higher raw material costs.

Other

Annualized savings associated with restructuring actions taken this year are expected to total approximately $40 million, with about one-third of the benefit to be realized in 2011. Total cash costs to implement these actions are expected to be approximately $25 million. The Company continues to identify and assess further opportunities to increase productivity through restructuring.

The second quarter effective GAAP tax rate was 34 percent. The year-to-date adjusted tax rate increased from 23% to 29%, reflecting geographic income mix and reduced benefit from discrete tax events.

Outlook

In the Company’s supplemental presentation materials, “Second Quarter 2011 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2011 financial results. Based on the factors listed and other assumptions, the Company now expects adjusted (non-GAAP) earnings per share of between $2.45 and $2.75 and free cash flow of between $250 million and $275 million in 2011.

Note: Throughout this release and the supplemental presentation materials, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For more than 75 years the company has been a global leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for offices and consumers. A FORTUNE 500 company with sales of $6.5 billion in 2010, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the Company to generate sustained productivity improvement; ability of the Company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and execution of divestitures; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) economic conditions on underlying demand for the Company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) tax laws, regulations, and audits throughout the world.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s 2010 Form 10-K, filed on February 28, 2011 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the second quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 2, 2011	Jul. 3, 2010	Jul. 2, 2011	Jul. 3, 2010

Net sales	$1,725.7	$1,680.1	$3,385.0	$3,234.8
Cost of products sold	1,254.8	1,189.7	2,459.7	2,303.6

Gross profit	470.9	490.4	925.3	931.2
Marketing, general & administrative expense	330.0	338.9	694.5	679.0
Interest expense	17.7	21.1	35.6	38.6
Other expense, net (1)	12.4	4.6	17.0	10.9

Income before taxes	110.8	125.8	178.2	202.7
Provision for income taxes	37.5	42.0	60.1	64.2

Net income	$73.3	$83.8	$118.1	$138.5

Per share amounts:
Net income per common share, assuming dilution	$0.69	$0.78	$1.11	$1.30

Average common shares outstanding, assuming dilution	106.9	106.8	106.8	106.6

(1)	“Other expense, net” for the second quarter of 2011 includes restructuring costs of $7.1 and other items of $5.3.

“Other expense, net” for the second quarter of 2010 includes restructuring costs of $1.9 and other items of $2.7.

“Other expense, net” for 2011 YTD includes restructuring costs of $9.6 and other items of $7.4.

“Other expense, net” for 2010 YTD includes restructuring costs of $6.6 and other items of $4.3.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.

The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g. restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items) from certain of the Company’s GAAP financial measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core or underlying operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items the Company excludes from GAAP financial measures recur, these items tend to be disparate in amount, frequency and timing. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of restructuring costs and other items to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.

The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation;

Operating margin (non-GAAP) refers to earnings before taxes and interest expense, excluding restructuring costs and other items, as a percentage of sales;

Adjusted (non-GAAP) EPS refers to as reported net income per common share, assuming dilution, adjusted for the full year estimated tax effect of restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, acquisitions, etc.).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 2, 2011	Jul. 3, 2010	Jul. 2, 2011	Jul. 3, 2010

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,725.7	$1,680.1	$3,385.0	$3,234.8

Income before taxes	$110.8	$125.8	$178.2	$202.7

GAAP Operating Margin	6.4%	7.5%	5.3%	6.3%

Income before taxes	$110.8	$125.8	$178.2	$202.7
Non-GAAP adjustments:
Restructuring costs	7.1	1.9	9.6	6.6
Other items	5.3	2.7	7.4	4.3
Interest expense	17.7	21.1	35.6	38.6

Adjusted non-GAAP operating income before taxes and interest expense	$140.9	$151.5	$230.8	$252.2

Adjusted Non-GAAP Operating Margin	8.2%	9.0%	6.8%	7.8%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$73.3	$83.8	$118.1	$138.5
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (1)	10.2	16.1	19.6	26.4

Adjusted Non-GAAP Net Income	$83.5	$99.9	$137.7	$164.9

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 2, 2011	Jul. 3, 2010	Jul. 2, 2011	Jul. 3, 2010

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share:

As reported net income per common share, assuming dilution	$0.69	$0.78	$1.11	$1.30
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (1)	0.09	0.16	0.18	0.25

Adjusted Non-GAAP net income per common share, assuming dilution	$0.78	$0.94	$1.29	$1.55

Average common shares outstanding, assuming dilution	106.9	106.8	106.8	106.6

(1) Reflects the full year estimated tax effect of restructuring costs and other items.

			(UNAUDITED)
			Six Months Ended
			Jul. 2, 2011	Jul. 3, 2010

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash (used in) provided by operating activities			$(95.2)	$143.1
Purchase of property, plant and equipment, net			(53.1)	(27.4)
Purchase of software and other deferred charges			(16.1)	(10.4)
(Purchase) proceeds from sale of investments, net			(0.7)	0.4

Free Cash Flow			$(165.1)	$105.7

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011	2010

Pressure-sensitive Materials	$984.5	$923.9	$89.2	$87.5	9.1%	9.5%
Retail Branding and Information Solutions	396.4	411.9	26.9	35.6	6.8%	8.6%
Office and Consumer Products	204.1	208.9	21.6	31.5	10.6%	15.1%
Other specialty converting businesses	140.7	135.4	5.0	4.2	3.6%	3.1%
Corporate Expense	N/A	N/A	(14.2)	(11.9)	N/A	N/A
Interest Expense	N/A	N/A	(17.7)	(21.1)	N/A	N/A

TOTAL FROM OPERATIONS	$1,725.7	$1,680.1	$110.8	$125.8	6.4%	7.5%

(1)	Operating income for the second quarter of 2011 includes restructuring costs of $7.1 and other items of $5.3. Of the total $12.4, the Pressure-sensitive Materials segment recorded $3.8, the Retail Branding and Information Solutions segment recorded $2.3, the Office and Consumer Products segment recorded $.6, the other specialty converting businesses recorded $.6, and Corporate recorded $5.1.

(2)	Operating income for the second quarter of 2010 includes restructuring costs of $1.9 and other items of $2.7. Of the total $4.6, the Pressure-sensitive Materials segment recorded $1.5, the Retail Branding and Information Solutions segment recorded $.6, the Office and Consumer Products segment recorded $1.8, and Corporate recorded $.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011	2010

Pressure-sensitive Materials
Operating income, as reported	$89.2	$87.5	9.1%	9.5%
Non-GAAP adjustments:
Restructuring costs	3.8	2.0	0.3%	0.2%
Other items	—	(0.5)	—	(0.1%)

Adjusted non-GAAP operating income	$93.0	$89.0	9.4%	9.6%

Retail Branding and Information Solutions
Operating income, as reported	$26.9	$35.6	6.8%	8.6%
Non-GAAP adjustments:
Restructuring costs	2.1	—	0.5%	—
Other items	0.2	0.6	0.1%	0.2%

Adjusted non-GAAP operating income	$29.2	$36.2	7.4%	8.8%

Office and Consumer Products
Operating income, as reported	$21.6	$31.5	10.6%	15.1%
Non-GAAP adjustments:
Restructuring costs	0.6	(0.1)	0.3%	(0.1%)
Other items	—	1.9	—	0.9%

Adjusted non-GAAP operating income	$22.2	$33.3	10.9%	15.9%

Other specialty converting businesses
Operating income, as reported	$5.0	$4.2	3.6%	3.1%
Non-GAAP adjustments:
Restructuring costs	0.6	—	0.4%	—

Adjusted non-GAAP operating income	$5.6	$4.2	4.0%	3.1%

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011	2010

Pressure-sensitive Materials	$1,971.5	$1,821.1	$175.4	$175.3	8.9%	9.6%
Retail Branding and Information Solutions	771.5	756.7	39.0	35.1	5.1%	4.6%
Office and Consumer Products	360.5	388.8	22.8	50.9	6.3%	13.1%
Other specialty converting businesses	281.5	268.2	4.2	7.0	1.5%	2.6%
Corporate Expense	N/A	N/A	(27.6)	(27.0)	N/A	N/A
Interest Expense	N/A	N/A	(35.6)	(38.6)	N/A	N/A

TOTAL FROM OPERATIONS	$3,385.0	$3,234.8	$178.2	$202.7	5.3%	6.3%

(1)	Operating income for 2011 includes restructuring costs of $9.6 and other items of $7.4. Of the total $17, the Pressure-sensitive Materials segment recorded $7.2, the Retail Branding and Information Solutions segment recorded $2.5, the Office and Consumer Products segment recorded $1, the other specialty converting businesses recorded $1.2, and Corporate recorded $5.1.

(2)	Operating income for 2010 includes restructuring costs of $6.6 and other items of $4.3. Of the total $10.9, the Pressure-sensitive Materials segment recorded $3.4, the Retail Branding and Information Solutions segment recorded $4, the Office and Consumer Products segment recorded $2.5, the other specialty converting businesses recorded $.3, and Corporate recorded $.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011	2010

Pressure-sensitive Materials
Operating income, as reported	$175.4	$175.3	8.9%	9.6%
Non-GAAP adjustments:
Restructuring costs	5.7	3.5	0.3%	0.2%
Other items	1.5	(0.1)	0.1%	—

Adjusted non-GAAP operating income	$182.6	$178.7	9.3%	9.8%

Retail Branding and Information Solutions
Operating income, as reported	$39.0	$35.1	5.1%	4.6%
Non-GAAP adjustments:
Restructuring costs	2.7	2.2	0.3%	0.3%
Other items	(0.2)	1.8	—	0.3%

Adjusted non-GAAP operating income	$41.5	$39.1	5.4%	5.2%

Office and Consumer Products
Operating income, as reported	$22.8	$50.9	6.3%	13.1%
Non-GAAP adjustments:
Restructuring costs	0.4	0.6	0.1%	0.1%
Other items	0.6	1.9	0.2%	0.5%

Adjusted non-GAAP operating income	$23.8	$53.4	6.6%	13.7%

Other specialty converting businesses
Operating income, as reported	$4.2	$7.0	1.5%	2.6%
Non-GAAP adjustments:
Restructuring costs	0.8	0.3	0.3%	0.1%
Other items	0.4	—	0.1%	—

Adjusted non-GAAP operating income	$5.4	$7.3	1.9%	2.7%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Jul. 2, 2011	Jul. 3, 2010
Current assets:
Cash and cash equivalents	$125.4	$148.9
Trade accounts receivable, net	1,132.7	1,055.8
Inventories, net	641.4	564.1
Other current assets	317.2	226.3
Total current assets	2,216.7	1,995.1

Property, plant and equipment, net	1,245.5	1,243.0
Goodwill	962.0	906.6
Other intangibles resulting from business acquisitions, net	215.5	240.5
Non-current deferred and refundable income taxes	261.9	210.9
Other assets	458.4	458.1
	$5,360.0	$5,054.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$611.8	$526.7
Accounts payable	765.4	770.5
Other current liabilities	569.4	617.0
Total current liabilities	1,946.6	1,914.2

Long-term debt	954.8	1,060.5
Other long-term liabilities	654.0	670.1
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	765.5	711.2
Retained earnings	1,792.6	1,593.7
Accumulated other comprehensive loss	(69.2)	(217.8)
Employee stock benefit trusts	(36.7)	(131.4)
Treasury stock at cost	(771.7)	(670.4)
Total shareholders’ equity	1,804.6	1,409.4
	$5,360.0	$5,054.2

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Six Months Ended
	Jul. 2, 2011	Jul. 3, 2010
Operating Activities:

Net income	$118.1	$138.5

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	84.6	85.8
Amortization	38.7	35.8
Provision for doubtful accounts	7.4	13.6
Asset impairment and net loss on sale and disposal of assets	8.5	1.1
Loss from debt extinguishments	—	1.2
Stock-based compensation	20.7	16.2
Other non-cash expense and loss	23.4	21.5
Other non-cash income and gain	(1.9)	—

	299.5	313.7
Changes in assets and liabilities and other adjustments	(394.7)	(170.6)
Net cash (used in) provided by operating activities	(95.2)	143.1

Investing Activities:

Purchase of property, plant and equipment, net	(53.1)	(27.4)
Purchase of software and other deferred charges	(16.1)	(10.4)
(Purchase) proceeds from sale of investments, net	(0.7)	0.4
Net cash used in investing activities	(69.9)	(37.4)

Financing Activities:

Net increase in borrowings (maturities of 90 days or less)	230.7	48.1
Additional borrowings (maturities longer than 90 days)	—	249.8
Payments of debt (maturities longer than 90 days)	(1.0)	(340.2)
Dividends paid	(53.4)	(44.5)
Purchase of treasury stock	(13.5)	—
Proceeds from exercise of stock options, net	3.0	1.6
Other	(5.4)	(8.8)
Net cash provided by (used in) financing activities	160.4	(94.0)
Effect of foreign currency translation on cash balances	2.6	(0.9)
(Decrease) increase in cash and cash equivalents	(2.1)	10.8
Cash and cash equivalents, beginning of year	127.5	138.1
Cash and cash equivalents, end of period	$125.4	$148.9

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